UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 2)*


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 30, 2002

                                 ZENASCENT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        DELAWARE                  333-89941                     65-0648808
      ---------------          ----------------             -------------------
         (STATE OF             (COMMISSION FILE              (IRS EMPLOYER
       INCORPORATION)                NUMBER)                IDENTIFICATION NO.)

                                1 MONTAUK HIGHWAY
                              SOUTHAMPTON, NY 11968
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (631) 726-2700
               ---------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


               10 WEST 33RD STREET, SUITE 705, NEW YORK, NY 10001
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     This Amendment No. 2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "Commission")on May 15, 2002 by Zenascent, Inc. (the "Current Report") amends and restates in its entirety the first amendment to the Current Report, which was filed with the Commission on July 15, 2002.

(a)  Financial Statements of Businesses Acquired.

     The financial statements for (i) Cedric Kushner Boxing, Inc. and its subsidiaries and (ii) Big Content, Inc. are submitted herewith:

                                                              Page of Form 8-K/A

Cedric Kushner Boxing, Inc. and Subsidiaries

Independent Auditors' Report..............................................3
Consolidated Balance Sheets - December 31, 2001
and March 31, 2002 (unaudited)............................................4
Consolidated Statements of Operations - for the years ended
December 31, 2001 and 2000 and the three months ended
March 31, 2002 and 2001 (unaudited).......................................5
Consolidated Statements of Stockholders' Equity (Deficit) - for the years ended December 31, 2001 and 2000 and the three months ended
March 31, 2002 (unaudited)................................................6
Consolidated Statements of Cash Flows - for the years ended
December 31, 2001 and 2000 and the three months ended
March 31, 2002 and 2001 (unaudited).......................................7
Notes to Consolidated Financial Statements................................8

Big Content, Inc.

Independent Auditors' Report.............................................23
Balance Sheet - December 31, 2001........................................24
Statements of Operations - for the years ended
December 31, 2001 and 2000...............................................25
Statements of Stockholders' Deficit - for the years ended
December 31, 2001 and 2000...............................................26
Statements of Cash Flows - for the years ended
  December 31, 2001 and 2000 ............................................27
Notes to Financial Statements............................................28

(b)  Pro Forma Financial Information.

     The following unaudited pro forma financial information for Zenascent, Inc. and its subsidiaries are submitted herewith:

                                                              Page of Form 8-K/A

Unaudited Pro Forma Consolidated Financial Information...................35

Unaudited Pro Forma Consolidated Balance Sheet for the
   three months ended March 31, 2002.....................................36
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001 and the three months ended March 31, 2002.....37
Unaudited Pro Forma Adjustments..........................................39

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Cedric Kushner Boxing, Inc.
Southampton, New York

We have audited the accompanying consolidated balance sheet of Cedric Kushner Boxing, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cedric Kushner Boxing, Inc. and Subsidiaries at December 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses at December 31, 2001, its working capital and stockholders' equity (deficits) raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BDO Seidman, LLP



New York, NY
April 30, 2002


                                     CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                                             CONSOLIDATED BALANCE SHEETS


                                                                                                   March 31, 2002
                                                                              December 31, 2001      (unaudited)
 ---------------------------------------------------------------------------- ------------------- ------------------
 ASSETS
 CURRENT:
    Cash                                                                         $      62,419        $          -
    Accounts receivable, net of allowance of $21,387 and $45,887                       655,003             161,555
    Note receivable                                                                    250,000             250,000
    Media inventories                                                                        -             343,239
    Other current assets                                                               152,908             141,250
 ---------------------------------------------------------------------------- ------------------- ------------------
         TOTAL CURRENT ASSETS                                                        1,120,330             896,044
 PROPERTY AND EQUIPMENT, AT COST, NET OF ACCUMULATED DEPRECIATION                      211,750             359,609
 NON-CURRENT MEDIA INVENTORIES                                                               -           6,521,533
 PREPAID SIGNING BONUSES, NET OF ACCUMULATED AMORTIZATION                                2,500              52,854
 ADVANCES TO RELATED PARTY                                                             698,782                   -
 PREPAID MERGER COSTS                                                                  257,812             599,778
 GOODWILL AND OTHER INTANGIBLES, NET                                                    62,500             278,660
 ---------------------------------------------------------------------------- ------------------- ------------------
                                                                                 $   2,353,674        $  8,708,478
 ---------------------------------------------------------------------------- ------------------- ------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 CURRENT LIABILITIES:
    Cash overdraft                                                               $           -        $    258,648
    Accounts payable and accrued expenses                                            1,918,524           3,079,516
    Line of credit                                                                     248,270             248,270
    Loans payable                                                                      436,500             247,500
    Due to stockholder                                                                 187,679             186,455
    Convertible debt, net of unamortized discount of $522,657, and $503,871             72,343             191,129
    Current maturities of long-term debt                                               566,591             813,091
 ---------------------------------------------------------------------------- ------------------- ------------------
         TOTAL CURRENT LIABILITIES                                                   3,429,907           5,024,609
 LONG-TERM DEBT                                                                        361,797           1,270,149
 DEFERRED REVENUES                                                                     445,333             217,701
 ---------------------------------------------------------------------------- ------------------- ------------------
         TOTAL LIABILITIES                                                           4,237,037           6,512,459
 ---------------------------------------------------------------------------- ------------------- ------------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock, $.01 par value, authorized, issued and outstanding
       1,000 shares                                                                         10                  10
    Treasury stock, at cost, 570.5 and 540.5 shares                                          -                   -
    Additional paid-in capital                                                       4,787,864           8,967,563
    Accumulated deficit                                                             (6,671,237)         (6,771,554)
 ---------------------------------------------------------------------------- ------------------- ------------------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       (1,883,363)          2,196,019
 ---------------------------------------------------------------------------- ------------------- ------------------
                                                                                   $ 2,353,674        $  8,708,478
 ---------------------------------------------------------------------------- ------------------- ------------------
                                                         See accompanying notes to consolidated financial statements.

                                      CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Year ended                         Three months ended
                                                        December 31,                             March 31,
                                             ----------------- -----------------    ----------------- -----------------
                                                   2001              2000                 2002              2001
 ------------------------------------------- ----------------- -----------------    ----------------- -----------------
 REVENUES:                                                                               (unaudited)       (unaudited)
    Fight revenues                              $  3,685,560      $  3,846,303           $   929,460        $1,191,072
    Television rights and fees                    13,200,569        16,205,979             5,489,008         4,582,712
    Litigation revenue, net of related
       fees of $734,000                            1,266,359                 -                     -                 -
    Advertising revenue                                    -                 -                19,158                 -
    Other                                             11,190                 -                 8,520             2,005
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
         TOTAL REVENUES                           18,163,678        20,052,282             6,446,146         5,775,789
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
 EXPENSES:
    Cost of revenues                              15,733,176        20,125,466             5,815,619         5,183,680
    General and administrative                     1,674,823         2,394,340               573,024           495,388
    Amortization of signing bonuses                  368,554           510,715                 3,000            84,687
    Depreciation and amortization                     43,353            46,642                11,250             7,500
    Interest expense                                 260,283            59,570               143,570            24,300
    Other expense                                          -           178,879                     -                 -
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
         TOTAL EXPENSES                           18,080,189        23,315,612             6,546,463         5,795,555
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
         INCOME (LOSS) FROM CONTINUING
            OPERATIONS                                83,489        (3,263,330)            (100,317)          (19,766)
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
 DISCONTINUED OPERATIONS:
    Income from discontinued operations                    -           275,374                     -                 -
    Gain on disposal of discontinued
       operations                                          -           335,795                     -                 -
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
         INCOME FROM DISCONTINUED                          -           611,169                     -                 -
            OPERATIONS
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
 NET INCOME (LOSS)                            $       83,489      $ (2,652,161)        $   (100,317)      $   (19,766)
 ------------------------------------------- ----------------- ----------------- -- ----------------- -----------------
                                                          See accompanying notes to consolidated financial statements.

                                            CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


 Years ended December 31, 2001 and 2000 and three months ended March 31, 2002 (unaudited)
 ----------------------------------------------------------------------------------------------------------------------------------
                         Common stock, $.01 par      Treasury stock (at
                                  value                     cost)               Additional                               Total
                         ------------------------  ------------------------       paid-in        Accumulated         stockholders'
                           Shares      Amount        Shares      Amount           capital          deficit          Equity (Deficit)
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, JANUARY 1,          1,000         $10             -       $-         $   186,125      $(4,102,565)         $(3,916,430)
   2000
 Treasury stock,
   March 25, 2000                 -           -          570.5       -                   -                -                   -
 Reclassification of
   redeemable common
   stock, March 25, 2000          -           -             -        -           3,600,000                -           3,600,000
 Imputed interest on
   third party loans              -           -             -        -              16,739                -              16,739
 Accrued officer's
   compensation and rent          -           -             -        -             195,000                -             195,000
 Net loss                         -           -             -        -                   -       (2,652,161)         (2,652,161)
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31,        1,000          10             -        -           3,997,864       (6,754,726)         (2,756,852)
   2000
 Accrued officer's
   compensation and rent          -           -             -        -             195,000                -             195,000
 Warrants issued in
   connection with debt           -           -             -        -             595,000                -             595,000
 Net income                       -           -             -        -                   -           83,489              83,489
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31,        1,000          10          570.5       -           4,787,864       (6,671,237)         (1,883,363)
   2001
 Treasury shares issued
   for purchase of Big
   Content (unaudited)            -           -          (30.0)      -           4,079,699                -           4,079,699
 Warrants issued in
   connection with debt
   (unaudited)                    -           -            -         -            100,000                 -             100,000
 Net loss (unaudited)             -           -            -         -                  -          (100,317)           (100,317)
 ----------------------------------------------------------------------------------------------------------------------------------
 Balance, March 31,           1,000         $10          540.5      $-         $8,967,563       $(6,771,554)         $2,196,019
   2002 (unaudited)
 ----------------------------------------------------------------------------------------------------------------------------------
                                                                       See accompanying notes to consolidated financial statements.


                                        CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Year ended                    Three months ended
                                                                       December 31,                       March 31,
                                                            -----------------------------      ------------- --------------
                                                                  2001           2000               2002           2001
 --------------------------------------------------------   --------------  -------------      ------------ --------------
                                                                                                 (unaudited)   (unaudited))
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                        $     83,489    $(2,652,161)         (100,317)   $  (19,766)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
         Income from discontinued operations                            -       (275,374)                -             -
         Gain on disposal of discontinued operations                    -       (335,795)                -             -
         Depreciation and amortization                            411,907        557,357            14,250        92,187
         Amortization of film costs                                     -              -            15,228             -
         Loss on disposals of fixed assets                              -        112,102                 -             -
         Provision for (write off of) losses on
            accounts receivable                                    21,387       (312,456)           24,500             -
         Noncash officer's compensation and rent                  195,000        195,000                 -        48,750
         Amortization of debt discount                             72,343              -           118,786             -
         Imputed interest expense on loans payable                      -         16,739                 -             -
         (Increase) decrease in operating assets:
            Accounts receivable                                  (491,922)       911,083           468,948       121,830
            Miscellaneous receivables and other current
               assets                                            (402,908)       206,848            86,658      (142,360)
         Increase in operating liabilities:
            Accounts payable and accrued expenses                 375,071        177,593           744,072       122,464
            Deferred revenues                                     112,692       (309,763)         (227,632)      (66,432)
----------------------------------------------------------------------------------------------------------------------------
 NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING
    OPERATIONS                                                    377,059     (1,708,827)        1,144,493       156,673
 NET CASH PROVIDED BY OPERATING ACTIVITIES FROM
    DISCONTINUED OPERATIONS                                             -        324,445                 -             -
----------------------------------------------------------------------------------------------------------------------------
          NET CASH PROVIDED BY (USED IN) OPERATING                377,059     (1,384,382)        1,144,493       156,673
             ACTIVITIES
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                            (30,176)      (161,294)           (4,576)            -
    Purchase acquisitions, net of cash acquired                         -              -        (1,811,574)            -
    Capital expenditures and product development costs                  -              -                 -       (17,176)
    Prepaid merger costs                                         (257,812)             -          (421,966)            -
    Expenditures for signing bonuses                             (262,000)             -           (53,354)       (8,000)
    Advances to related party                                    (556,084)         34,731          698,782      (124,606)
    Other                                                         (62,500)             -            62,500             -
----------------------------------------------------------------------------------------------------------------------------
         NET CASH USED IN INVESTING ACTIVITIES FROM
            CONTINUING OPERATIONS                              (1,168,572)      (126,563)       (1,530,188)     (149,782)
----------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from stockholder                                     141,658        122,776            (1,224)      (63,173)
    Proceeds from line of credit                                        -        308,270                 -        34,000
    Repayments on line of credit                                        -        (57,799)                -       (16,408)
    Proceeds from loans payable                                   361,500        100,000           112,500       185,000
    Repayment of loans payable                                    (25,000)      (208,828)         (301,500)     (160,000)
    Proceeds from convertible debt notes payable                  595,000              -           100,000             -
    Proceeds from long-term debt                                  135,500        812,000           246,500             -
    Repayment of long-term debt                                  (347,493)             -           (91,648)            -
----------------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) FINANCING
            ACTIVITIES FROM CONTINUING OPERATIONS                 861,165      1,076,419            64,628       (20,581)
----------------------------------------------------------------------------------------------------------------------------
 NET INCREASE (DECREASE) IN CASH                                   69,652       (434,526)         (321,067)      (13,690)
 CASH, BEGINNING OF YEAR                                           (7,233)       427,293            62,419        (7,233)
----------------------------------------------------------------------------------------------------------------------------
 CASH, END OF YEAR                                           $     62,419    $    (7,233)      $  (258,648)   $  (20,923)
----------------------------------------------------------------------------------------------------------------------------
                                                                See accompanying notes to consolidated financial statements.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

         BUSINESS

         Cedric Kushner Boxing, Inc. ("CKB" or the "Company") promotes world champion and top contender boxers through its wholly-owned subsidiary Cedric Kushner Promotions, Ltd. ("CKP"). In addition to its representation and promotion efforts, the Company also produces and syndicates world championship boxing events for distribution worldwide. A steady program supplier to the world's leading television networks, including HBO, ESPN, and EuroSport, the Company promotes televised events from venues all around the world.

         CKP, formed in 1974 by promoter Cedric Kushner, originally achieved prominence in the field of rock-'n-roll music and is now an active promoter of championship bouts worldwide. In addition to its North American business, CKP is the foremost American-based promoter of boxing in Europe and Africa. CKP packages premier boxing shows for the global television marketplace, through its television arm, the Cedric Kushner Sports Network ("CKSN") and as of March 15, 2002, Big Content, Inc. ("Big Content").

         Big Content manages the creation, distribution (domestically and internationally), and maintenance of all media holdings, including the Company's media library of videotaped boxing events and current original television programming. Media property assets also include the following series:

         (a) Heavyweight Explosion: This series originated in 1994 and is a successful boxing program. This monthly series is the anchor program of Eurosport's boxing schedule and is seen in over 100 countries each month. It serves as a "farm system" for heavyweight boxers and has been a force behind many of the current top 20 heavyweight boxers.

         (b) The World Championship Series: This series debuted in 1993 and enjoys a large monthly global television audience. There are usually six events per year distributed to leading networks worldwide.

         (c) ThunderBox: ThunderBox owns, produces and distributes "ThunderBox," a program which debuted in October 2000 and marks the return of weekly boxing on free domestic television for the first time in over twenty years. CKP promotes all of the boxers on ThunderBox. ThunderBox is centered around a sanctioned heavyweight tournament where the best young boxing prospects compete to be the next "ThunderBox Champion" and the next "Baddest Man on the Planet." The program is successfully cleared in over 50% of the U.S. broadcast market and several major corporations are advertisers and sponsors of the program. The ThunderBox experience synthesizes boxing, music, fiction, Internet and interactive elements and is intended to draw viewership from the 18-34 year old demographic segment.

     Beginning March 16, 2002, the Company will have two reportable segments, CKP and Big Content. For the three months ended March 31, 2002, the net assets, net revenues and net loss of the Company are attributable primarily to the operations of CKP.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     GOING CONCERN

     The consolidated financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2001, the Company had deficiencies in working capital of $2,309,577 and stockholders' deficit of $1,883,363 and there is substantial doubt about the Company's ability to continue as a going concern unless it is able to obtain additional financing. During the year ended December 31, 2001 and for the three months ended March 31, 2002, the Company has successfully obtained external financing through private placements of convertible debt and the Company has subsequently converted some of the debt to equity. The Company continues to explore sources of additional financing to satisfy its current operating requirements.

     On April 30, 2002, a wholly-owned subsidiary (the "Merger Sub") of Zenascent, Inc. ("Zenascent"), a public company, merged with and into CKB. The Merger Sub ceased to exist and CKB became a wholly-owned subsidiary of Zenascent. Zenascent also has recurring losses and a stockholders' deficit as of January 31, 2002. There can be no assurance that any funds required during the next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

     To enhance the Company's longer term prospects, in April 2002, CKB's management entered into a strategic co-promotional agreement with another promoter whereby CKB is entitled to a percentage of gross profit on each event it co-promotes. The initial cash outlay for this arrangement is minimal. The Company has also completed a pilot television series which if successful will produce revenue streams into the foreseeable future. There can be no assurance that the co-promotion arrangement or the television series will be successful or that sufficient capital will be available to fund operations. There is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Cedric Kushner Boxing, Inc. and all of its wholly-owned subsidiaries including Big Content as of March 15, 2002 (see Note 20) (collectively, the "Company"). All intercompany accounts and transactions are eliminated in consolidation.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     UNAUDITED INTERIM INFORMATION

     The information presented for the three month periods ended March 31, 2002 and 2001, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2002 and the results of its operations and its cash flows for the three months ended March 31, 2002 and 2001, and the stockholder's deficit for the three months ended March 31, 2002.

     REVENUE RECOGNITION

     (a)  CKP

          o   Fight revenue

              Promotional fight revenue is comprised of box office ticket sales, site fee income and sponsorships and endorsements. Fight revenue is recognized when an event takes place.

         o    Television rights and fees

              Television rights and fees are comprised of domestic and foreign television rights and fees paid for live boxing events. Television rights and fees are recognized when an event takes place.

              In addition, the Company receives payments from third parties in advance of future boxing events. These prepayments are accounted for as deferred revenue and are recognized when the events occur. As of December 31, 2001 and March 31, 2002, approximately $445,000 and $218,000, respectively, has been deferred.

     (b)  Big Content

          o   Advertising

              Advertising revenue is recognized when the commercials are aired.

          o   Television rights and fees

              Television series are initially produced for the broadcast networks, cable networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or domestic cable and syndicated television markets (the secondary markets). Revenues from the distribution of television products are recognized when the series are available to telecast.

              Inventories of television products are stated at the lower of unamortized cost or net realized value. Cost principally consists of direct production costs and production overhead. The television series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES total revenues anticipated from all markets. These estimates are revised periodically and losses, if any, are provided in full. Media inventories generally include the unamortized cost of completed television series in production pursuant to a contract of sale and the video library.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives, utilizing both the straight-line and accelerated methods as follows:



              -------------------------------------- ----------------------
              Machinery, furniture and fixtures            5-7 years
              Vehicles                                      5 years
              Website                                       3 years
              Set and ring costs                            5 years
              Leasehold improvements                     Life of asset
              -------------------------------------- ----------------------


     LONG-LIVED ASSETS

     Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

     INTANGIBLE ASSETS

     As a creator and distributor of sports and entertainment copyrights, the Company has a significant and growing number of intangible assets, including video and television libraries and trademarks. In accordance with generally accepted accounting principles, the Company does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce a copyrighted product, such as the television series, are either expensed as incurred, or capitalized as tangible assets as in the case of inventoriable product costs. However, accounting recognition is not given to any increasing asset value that may be associated with the collection of the underlying copyrighted material. Intangible assets acquired in the initial capitalization of the Company have been capitalized and are being amortized over their expected useful lives as a non-cash charge against future operations.

     Video and television libraries acquired through the Big Content acquisition (Note 20) are amortized over a useful life of up to 20 years using the straight-line method. Amortization of intangible assets was approximately $-, $- and $15,000 for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002.

     ADVERTISING COSTS

     Advertising costs are expensed as incurred and totaled $37,000 and $108,000 in 2001 and 2000, respectively.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     INCOME TAXES

     The Company utilizes the asset and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value because certain of the underlying instruments are at variable rates, which are repriced frequently. The remaining portion of long-term debt approximates fair value because the interest approximates current market rates for financial instruments with similar maturities and terms.

     NEW ACCOUNTING PRONOUNCEMENTS

     (a) In June 2001, the Financial Accounting Standards Board ("FASB") finalized Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

          SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES were initially recognized. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test within six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No.
142. The Company believes that the adoption of SFAS No. 141 and SFAS No. 142 will not have a material impact on the Company's financial position or results of operations.

          The Company adopted the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of fiscal 2002. Effective with the adoption of SFAS No.142, goodwill is no longer amortized but is instead subject to an annual impairment test. The transitional impairment test in connection with the adoption of SFAS No. 142 will be completed by the end of the second quarter of fiscal 2002.

     (b) In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ", and amends Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of SFAS No. 144 generally are to be applied prospectively. The Company believes that the adoption of SFAS No. 144 will not have a material impact on the Company's financial position or results of operations.

     2. CONCENTRATION OF CREDIT RISK. Revenue from sales to one customer accounted for approximately 71%, 72% and 79% of revenues for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002, respectively. Two customers attributed to approximately 80% of the total accounts receivable balance as of December 31, 2001. Four customers attributed to approximately 82% of the total accounts receivable balance as of March 31, 2002.

     3. NOTE RECEIVABLE. In July 2001, the Company loaned an independent boxer $250,000 in exchange for a promissory note. The note bears interest at a floating rate equal to the rate publicly announced from time to time by the Bank of America National Trust and Savings Association in San Francisco, California. The principal and accrued but unpaid interest on this note is due to the Company within ten business days after the boxer's second professional boxing match following the issuance of the promissory note. The Company collected the note in June 2002.

     4. PREPAID SIGNING BONUSES. During 1998, the Company began a signing bonus policy whereby it paid a signing bonus to a boxer upon the execution of a two- or three-year contract. The basis of all signing bonuses paid are amortized on a straight-line basis over the term of the respective boxer's contract. In 2001 and 2000, the Company paid approximately $262,000 and $-0- in signing bonuses and the amortization of all bonuses for 2001 and 2000 was approximately $369,000 and $511,000, respectively.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     5. ADVANCES TO RELATED PARTY. The Company made noninterest-bearing advances of approximately $556,000 and $405,000 for the years ended December 31, 2001 and 2000 respectively to an entity partially owned by a stockholder of the Company. All amounts are payable on demand.

        In March 2002, the Company acquired 100% of the related party entity (see Note 20).

     6. MEDIA INVENTORIES. Media inventories (acquired in connection with the Big Content acquisition, see Note 20) consist of:

                                                       December 31, 2001    March 31, 2002
             ----------------------------------------- ------------------- ------------------
             Film costs - television:
                Released, (included acquired library
                   and licenses) net of amortization
                   of $-0- and $12,783                    $           -        $5,677,217
             Film costs - library, net of
                amortization of $- and $2,445                                   1,187,555
             ----------------------------------------- ------------------- ------------------
                   Total media inventories                                      6,864,772
             Less: Current portion of inventory                      -            343,239
             ----------------------------------------- ------------------- ------------------
                   Total non-current media             $             -         $6,521,533
                     inventories
             ----------------------------------------- ------------------- ------------------


     Excluding acquired licenses, 100% of unamortized film costs for released film episodes is expected to be amortized within two years. Approximately $343,000 of released and completed films are expected to be amortized during the next twelve months.

     7. PROPERTY AND EQUIPMENT. Property and equipment consist of the following:

                                                              December 31, 2001    March 31, 2002
                    ----------------------------------------- ------------------- ------------------
                    Machinery, furniture and fixtures                $182,334           $186,910
                    Vehicles                                           51,726             51,726
                    Leasehold improvements                            168,300            168,300
                    Website                                                 -             45,000
                    Set and ring costs                                      -            168,000
                    ----------------------------------------- ------------------- ------------------
                                                                      402,360            619,936
                    Less:  Accumulated depreciation                   190,610            260,327
                    ----------------------------------------- ------------------- ------------------
                                                                     $211,750           $359,609
                    ----------------------------------------- ------------------- ------------------

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     8.   GOODWILL AND OTHER INTANGIBLES, NET.


                              Estimated
                                Lives       December 31, 2001     March 31, 2002
    ----------------------   -----------   -------------------   ---------------
                                   -             $42,500             $248,660
    Goodwill

    Other                        1 year           20,000              30,000
    ----------------------   -----------   -------------------   ---------------
                                                 $62,500             $278,660
    ----------------------   -----------   -------------------   ---------------

          Goodwill represents the excess of the purchase price of acquisitions over the fair value of identifiable net assets acquired. During the three months ended March 31, 2002, the increase in goodwill is due to the acquisition of Big Content. Other intangibles include deferred financing costs and are being amortized over the maturity of the debt.

     9. MERGERS AND ACQUISITIONS. On March 15, 1999, the Company and its majority stockholder entered into a Stock Purchase Agreement (the "Agreement") to sell to two unrelated third party entities (the "Purchasers") 51% (or 510 shares) of the Company's common stock in exchange for cash consideration of $5,550,000 (the Company sold 345 shares of common stock and received proceeds of $3,200,000 in the form of cash and a $1,750,000 forgiveness of debt). In addition, the Company received all 200 outstanding shares of a subsidiary company of one of the Purchasers (the "Subsidiary").

          The Agreement also provided that from January 1, 2001 to July 31, 2004, the Purchasers have the option to put their shares to the Company for a payment of $3,600,000. The $3,600,000 had been recorded as redeemable common stock outside of stockholders' deficit until March 25, 2000.

          On March 25, 2000, the Company entered into a Restructuring Agreement (the "Restructuring Agreement") to repurchase from the Purchasers the 510 outstanding shares of the Company's common stock in exchange for 80% of the current and future intellectual property rights owned by the Company and all of the 200 outstanding shares of the Subsidiary (see Note 10).

          All parties involved above signed a mutual general release whereby the Company was released from all liabilities and obligations of the March 15, 1999 Agreement with the Purchasers. The Company recorded the $3,600,000 of previously redeemable common stock as common stock and additional paid-in capital in stockholders' deficit as a result of the Restructuring Agreement.

          Simultaneously, the Company entered into an exchange agreement with a stockholder whereby the Company transferred 20% of current and future intellectual property rights owned by the Company to the stockholder in exchange for the stockholder transferring to the Company 60.5 of his shares of the Company's common stock.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

          On the Company's balance sheet at March 25, 2000, the intellectual property rights were recorded at a nominal value and thus the Company has recorded a cost of zero paid for the purchase of its treasury stock.

          In addition, the Restructuring Agreement provides the Company with an option to purchase for $5,500,000, 5,500,000 shares (the "Option Shares") of a related party company (Big Content, Inc.) (see Note 20), owned 20% by a stockholder of the Company, at any time during the five-year period beginning March 25, 2000.

          Also, the Restructuring Agreement provides that if the Company issues a warrant to the majority stockholder of Big Content to purchase 1,000,000 shares of Zenascent common stock, the Company will have the option to purchase 15 shares of Big Content for $1,000,000.

          The Restructuring Agreement also gives the right, after March 25, 2005, to the majority stockholder and a second stockholder of Big Content to put to the Company all the Option Shares not purchased by the Company for the pro rata portion of a repurchase amount related to the Option Shares.

          Under the Restructuring Agreement, the Company is required to make weekly payments of $5,000 to the majority stockholder of Big Content as partial payments toward the purchase of the Option Shares. Also, if the Company receives net payments related to a particular fighter or event in excess of $500,000 then the majority stockholder of Big Content shall receive 10% of gross revenues to be applied against the purchase of the Option Shares. In accordance with the Restructuring Agreement the Company accrues an asset and corresponding liability for the weekly payments due. At December 31, 2001 and March 31, 2002, the Company made payments of approximately $43,000 and $185,000, respectively, towards the purchase of option shares. The amounts are shown net on the Company's balance sheet in other assets.

          On April 30, 2002, as a result of the merger with Zenascent this amount will be applied against the purchase price (see Note 21).

     10. DISCONTINUED OPERATIONS. On March 15, 1999, the Company acquired all the outstanding shares of Media Partners America (the "Subsidiary") (see Note
9). The Subsidiary was a separately operating subsidiary of the Company from the date of acquisition and thus its assets, results of operations, and activities were clearly distinguished for financial reporting purposes. On March 25, 2000, as part of a restructuring agreement, the Company sold all its outstanding shares of the Subsidiary. Accordingly, the Subsidiary has been presented as a discontinued operation for the year ended December 31, 2000 and the related statements of operations and cash flows for the year then ended have been restated to conform with this presentation.

          For the period January 1, 2000 through March 25, 2000, the Subsidiary's operations resulted in income from discontinued operations of approximately $275,000. Upon disposal, the Company was reimbursed approximately $336,000 by the buyer for operating the business. This amount has been recorded as a gain on disposal at March 25, 2000.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     11 . LINE OF CREDIT. The Company has a line of credit with a bank. The maximum borrowing amount on this line of credit is $250,000, of which the Company had drawn down $248,270 as of December 31, 2001. Unpaid principal and accrued interest is payable on August 2, 2002. Interest is payable at an interest rate of 8.5% per annum. The credit line is secured by accounts receivable and the Company's contracts with boxers.

     12. LOANS PAYABLE. The Company entered into various loan agreements with third parties throughout the fiscal year ending December 31, 2001. These agreements do not specify terms or related interest rates and are payable on demand. Interest related to these loans totaled $93,000 for the year ended December 31, 2001. The combined principal balances on a total of six and seven loans outstanding as of December 31, 2001 and March 31, 2002 was $436,500 and $247,500, respectively.

     13. DUE TO STOCKHOLDER. The Company utilizes free office space owned by a stockholder. Rent for this space has been imputed at a monthly rate of approximately $2,500 per month and, accordingly, $30,000 has been included in additional paid-in capital for the years ended December 31, 2001 and 2000. The Company's president and majority stockholder does not receive a salary for his services. As such, the Company has accrued an annual salary of $165,000 for the years ended December 31, 2001 and 2000 and, accordingly, has recorded this amount as additional paid-in capital.

          A stockholder loaned approximately $140,000 and $250,000 to the Company during the years ended December 31, 2001 and 2000, respectively, which was used to repay a portion of the Company's outstanding loans payable. As of December 31, 2001 and March 31, 2002, the Company owed the majority stockholder approximately $188,000 and $186,000, respectively. This amount is payable on demand and is non-interest bearing.

          The stockholder made advances to the Company of approximately $125,000 and $256,000 during the years ended December 31, 2001 and 2000, respectively, which the Company used for working capital. The Company made repayments to the stockholder approximating $286,000 and $255,000 during years ended December 31, 2001 and 2000, respectively.

     14. LONG-TERM DEBT. Long-term debt consists of:

                                        December 31,          March 31,
                                            2001                2002
 --------------------------------- -------------------    ----------------
 Loans payable (a)                       $684,162          $   609,162
 Note payable (b)                         194,226              177,578
 Promissory note (c)                       50,000              296,500
 Acquisition note payable (d)                   -            1,000,000
 --------------------------------- -------------------    -----------------
                                          928,388            2,083,240
 Less:  Current maturities                566,591              813,091
 --------------------------------- -------------------    -----------------
 Total long-term debt                    $361,797           $1,270,149
 --------------------------------- -------------------    -----------------

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     (a)  Loans Payable

          The Company has a loan agreement with a third party with an original principal amount of $800,000. Principal is payable monthly at $25,000 per month plus interest at the prime rate as reported by the Bank on the first day of each calendar quarter. At December 31, 2001, the prime rate was 4.75%. The balance of this loan is secured by the assets of the Company and is personally guaranteed by one of the stockholders. This loan matures on September 30, 2003, at which time the Company is required to make a final payment of the full outstanding principal amount and all accrued interest.

          The Company has another loan agreement with a third party for $500,000. The loan is noninterest bearing and is payable on demand. The balance on this loan as of December 31, 2001 and March 31, 2002 is $150,000.

     (b)  Note Payable

          The Company had a $200,000 credit line through a bank. During 2001, the line of credit expired and thus the bank converted the outstanding amount to a note payable. The note is payable in 36 monthly principal payments of $5,549 plus 6% interest.

     (c)  Promissory Note

          The Company has a promissory note due to Zenascent (See Note 21). The note is for an aggregate of $296,500 and the proceeds were received by the Company in five installments beginning on August 2, 2001. The principal plus any accrued interest at 10% is payable in quarterly installments beginning May 1, 2002. Unpaid principal and accrued interest are payable in full on January 31, 2003. At April 30, 2002 the note was cancelled as part of the Zenascent merger agreement (see Note 21).

     (d)  Acquisition Note Payable

          On March 15, 2002, the Company acquired all of the outstanding stock of Big Content (See Note 20). As part of the consideration for the acquisition, the Company issued a promissory note for $1,000,000 to the sellers. The note bears interest at 10% per annum and is payable monthly beginning April 1, 2002. The note is due on March 14, 2012.

          As of December 31, 2001, the aggregate amounts of long-term debt maturing in each of the next three years are as follows: 2002- $566,591, 2003 - $300,753 and 2004 - $61,044.

     15. CONVERTIBLE DEBT. During 2001, the Company entered into note and warrant agreements with various third parties for a combined total of $595,000 with interest due on the outstanding principal amount at the rate of 10% per year, compounded annually. Principal and accrued interest shall be due on or before the earlier of either January 31, 2003 or an "event of default" as defined in the notes. Upon the closing of a merger agreement between the Company and Zenascent, all principal and interest due on these notes shall be converted into shares of common stock, par value $.01 per share, of Zenascent at a conversion price equal to $1.00 per share.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

          Additionally, on April 30, 2002 Zenascent issued 297,500 warrants to the debt holders on behalf of the Company to purchase shares of Zenascent common stock at an exercise price of $.50 per share. The warrants expire on April 30, 2007.

          Due to the beneficial conversion feature, the Company has applied Emerging Issues Task Force ("EITF") 00-27: Application of EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the beneficial conversion feature and recorded this amount as a reduction to the carrying amount of the convertible debt and an addition to paid-in capital. Additionally, the fair value of the warrants was calculated and recorded as a further reduction to the carrying amount and an addition to paid-in capital. The Company therefore recorded a total debt discount of $595,000 and is amortizing the discount over the term of the debt. Amortization for the year ended December 31, 2001 and the three months ended March 31, 2002 was approximately $72,000 and $119,000, respectively, and this amortization is recorded as interest expense.

          As of December 31, 2001, the Company incurred approximately $20,000 to raise capital. This amount is being amortized over the repayment period of the debt.

          Through April 30, 2002, Zenascent had raised an additional $628,000 through the issuance of note and warrant agreements similar to the above. The notes shall be due on or before the earlier of either June 30, 2003 or an "event of default" as defined in the notes. Upon the closing of a private placement subsequent to the Zenascent merger (Note 21) the notes will automatically be converted into shares of common stock of Zenascent at a conversion price equal to $1.00 per share. The notes may also be converted at any time prior to that at the option of the holder of the note at a conversion price equal to $1.00 per share. The notes bear interest at 10% per annum, compounded annually. As of March 31, 2002, in accordance with the merger agreement, Zenascent advanced $100,000 from these new notes to the Company.

          Additionally, Zenascent issued 314,000 warrants to purchase shares of Zenascent common stock at an exercise price of $.50 per share. The warrants expire five years from their issuance date. As of March 31, 2002, the Company has recorded additional debt discount of $100,000 related to these warrants.

     16. INCOME TAXES. For the year ended December 31, 2001, actual income tax expense differs from the amount computed by applying the U.S. Federal corporate income tax rate of 34% to pre-tax earnings, as a result of the Company utilizing a portion of net operating losses to offset pre-tax income and as a result of valuation allowances netted against other potential deferred tax assets.

          For the year ended December 31, 2000, actual income tax benefit differs from the amount computed by applying the U.S. Federal corporate income tax rate of 34% to pre-tax loss, primarily as a result of valuation allowances netted against potential deferred tax assets.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

          The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 2001 are primarily attributable to net operating loss carryforwards and allowance for doubtful accounts.

          At December 31, 2001, the Company has provided a 100% valuation allowance for the deferred tax asset of approximately $2,200,000 because the ultimate realization of this asset is uncertain.

          At December 31, 2001, the Company has net operating loss carryforwards for Federal tax purposes of approximately $5,700,000, which are available to offset future taxable income, if any, through 2014. Under Federal Tax Law IRC
Section 382, certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carryforwards.

     17.  COMMITMENTS AND CONTINGENCY.

          Promotional Rights

          During the normal course of business, the Company enters into contracts with fighters granting the Company exclusive promotional rights to the fighter's professional boxing career. A typical contract is for a three-year period and guarantees the fighter six fights in the first year, five fights in the second year, and four fights in the third year. The Company guarantees to pay the fighter a purse ranging from $5,000 to $100,000 in the first year, $7,500 to $125,000 in the second year and $15,000 to $150,000 in the third year, plus three round-trip airline tickets, hotel accommodations and meals. The contract provides for increased purse payments should any bout be for a title or broadcast on network television. The Company has the option to terminate the contract in the event a fighter loses a bout. For the year ended December 31, 2001, the Company had approximately 38 fighters under contract.

     18. LITIGATION. In the normal course of business, the Company may be involved in disputes concerning contractual rights and breach of contract related to its boxers and the promotion of boxing events. At December 31, 2001, the Company had accrued approximately $449,000 related to one of these disputes. Any outcome related to other ongoing disputes cannot be estimated and the results may be material to the business. During 2001 and 2000, the Company was the plaintiff in two such disputes. In each of the two cases, the Company was able to reach a settlement with the defendant and received approximately $2,000,000 in the year ended December 31, 2001. Legal fees related to these disputes totaled approximately $734,000 for 2001. The net amount has been recorded as revenue in the Company's consolidated statements of operations.

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

     19.  SUPPLEMENTAL CASH FLOW INFORMATION.


                                      Year ended            Three months ended
                                     December 31,                March 31,
 ---------------------------- --------------------------- ----------------------
                                   2001          2002         2002        2001
 ---------------------------- -------------- ------------ ----------- ----------
 Cash   paid    during   the
    period for:
   Interest                       $109,583    $  23,475    $   22,955    $12,505
Noncash transactions relating
  to investing and financing
  activities:
   Cancellation of redeemable
      common stock                       -    3,600,000             -          -
   Reclassification of loans
      payable repaid by
      stockholder on behalf
      of the Company               140,000      250,000             -          -
   Discount on debt issued         595,000            -       100,000          -
   Reissuance of treasury
      stock for purchase of
      Big Content                        -            -     4,079,699          -
   Promissory note issued for
      purchase of Big Conten             -            -     1,000,000          -
   -----------------------------------------------------------------------------

     20. BIG CONTENT ACQUISITION. In March 2002, the Company completed the acquisition of Big Content, a company engaged in the business of acquiring, adapting, selling, licensing and marketing boxing-related programming, whether in film or other media.

     The total purchase price of approximately $6,930,000 consisted of approximately $4,049,000 in the Company's common stock (representing approximately 30 shares), $1,000,000 in cash in the form of a promissory note (see Note 14(d)), cash advances through March 15, 2002 aggregating approximately $1,801,000 and direct transaction costs of $80,000. There was no readily available market value for the Company's common stock and thus a value of approximately $4,049,000 was ascribed as the estimated fair value based on the fair value of the assets acquired.

          The preliminary allocation of the purchase price of the assets acquired and liabilities assumed based on the fair value as determined by an independent appraisal of Big Content was as follows:

    ----------------------------------------------------------------------------
    Other tangible assets                                            $  229,533
    Video library                                                     1,190,000
    Heavyweight explosion, Thunderbox and other intangible
      assets                                                          5,690,000
    Goodwill                                                            248,660
    Liabilities                                                        (428,193)
    ----------------------------------------------------------------------------
                                                                     $ 6,930,000
    ----------------------------------------------------------------------------

                  CEDRIC KUSHNER BOXING, INC. AND SUBSIDIARIES

          Amortizable intangible assets acquired have the following estimated useful lives:

          Video Library - 20 years

          Heavyweight explosion, ThunderBox and broadcast rights - 2 to 20 years.

          Goodwill of approximately $249,000 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is deductible for tax purposes. In accordance with SFAS No. 142, goodwill is not amortized and will be tested for impairment at least annually. The Company's analysis of the media inventories and goodwill is required to be completed by June 30, 2002. The Company is in the process of determining the breakout of the media (i.e., trademarks, marketing rights, video rights, merchandising rights, etc.) and will complete the analysis shortly.

          The following unaudited pro forma information presents a summary of the results of operations of the Company assuming the acquisition of Big Content occurred on January 1, 2001:

                                       Year ended            Three months
                                     December 31, 2001    ended March 31, 2002
  --------------------------------- -------------------   ------------------
  Net revenues                           $19,983,902         $ 6,499,536
  Net loss                                  (920,543)         (1,264,578)
  --------------------------------- -------------------   ------------------


     21. SUBSEQUENT EVENT. On April 30, 2002, a wholly-owned subsidiary ("Merger Sub") of Zenascent, a public company, merged with and into the Company. The Merger Sub ceased to exist and the Company became a wholly-owned subsidiary of Zenascent. The Company's shareholders will receive Series B and Series C Convertible Preferred Stock of Zenascent and a warrant to purchase 1,000,000 shares of Zenascent common stock. The holders of the Series B and Series C Convertible Preferred Stock are entitled to 100 votes per share of Preferred Stock. The Company's shareholders will thus have voting control of Zenascent and, therefore, the merger has been accounted for as a reverse merger.

                                BIG CONTENT, INC.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Big Content, Inc.
New York, New York

We have audited the accompanying balance sheet of Big Content, Inc. as of December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Content, Inc. at December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses and working capital deficit as of December 31, 2001 raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BDO Seidman, LLP


New York, NY

April 30, 2002

                                BIG CONTENT, INC.

                                  BALANCE SHEET

 December 31, 2001
 -------------------------------------------------------------------------------
 ASSETS
 CURRENT:
    Cash                                                           $         17
    Accounts receivable                                                  42,351
    Prepaid expenses                                                    112,500
    Media inventories                                                   367,612
 -------------------------------------------------------------------------------
         TOTAL CURRENT ASSETS                                           522,480
 PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                146,683
 OTHER                                                                   81,232
 -------------------------------------------------------------------------------
                                                                   $    750,395
 -------------------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' DEFICIT
 CURRENT LIABILITIES:
    Accounts payable and accrued expenses                          $    546,391
    Due to related parties                                              698,782
 -------------------------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                                    1,245,173
 -------------------------------------------------------------------------------
 STOCKHOLDERS' DEFICIT:
    Common stock, $.01 par value, 10,000,000 shares authorized,
      issued and outstanding                                            100,000
    Additional paid-in capital                                        1,776,479
    Accumulated deficit                                              (2,371,257)
 -------------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' DEFICIT                                   (494,778)
 -------------------------------------------------------------------------------
                                                                   $    750,395
 -------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                   BIG CONTENT, INC.

                                                STATEMENTS OF OPERATIONS

 Year ended December 31,                                                         2001                   2000
 ----------------------------------------------------------------------- ---------------------- ----------------------
 REVENUES                                                                    $ 1,820,224            $    81,975
 ----------------------------------------------------------------------- ---------------------- ----------------------
 EXPENSES:
    Operating (includes amortization of media inventories of
       $1,539,652 and $838,605, respectively)                                  2,562,620              1,228,272
    General and administrative                                                   206,801                104,515
    Depreciation  and amortization                                                40,643                 16,413
    Interest expense                                                              14,192                 -
 ----------------------------------------------------------------------- ---------------------- ----------------------
               TOTAL EXPENSES                                                  2,824,256              1,349,200
 ----------------------------------------------------------------------- ---------------------- ----------------------
 NET LOSS                                                                    $(1,004,032)           $(1,267,225)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                       See accompanying notes to financial statements.


                                                          BIG CONTENT, INC.

                                                 STATEMENTS OF STOCKHOLDERS' DEFICIT


 Years ended December 31, 2001 and 2000
 ----------------------------------------------------- ------------------------------ --------------- --------------- --------------
                                                       Common stock, $.01 par value      Additional                       Total
                                                       ------------------------------     paid-in      Accumulated     stockholders'
                                                           Shares         Amount          capital        deficit         deficit
 ----------------------------------------------------- --------------- -------------- --------------- --------------- --------------
 Issuance of shares to founding stockholders             10,000,000        $100,000     $        -    $   (100,000)   $           -
 Sale of 17% of ThunderBox properties                             -               -      1,406,000               -       1,406,000
 Net loss                                                         -               -              -      (1,267,225)     (1,267,225)
 ----------------------------------------------------- --------------- -------------- --------------- --------------- --------------
 BALANCE, DECEMBER 31, 2000                              10,000,000         100,000      1,406,000      (1,367,225)        138,775
 Forgiveness of related party debt                                -               -        370,479               -         370,479
 Net loss                                                         -               -              -      (1,004,032)     (1,004,032)
 ----------------------------------------------------- --------------- -------------- --------------- --------------- --------------
  BALANCE, DECEMBER 31, 2001                             10,000,000        $100,000     $1,776,479     $(2,371,257)   $   (494,778)
 ----------------------------------------------------- --------------- -------------- --------------- --------------- --------------
                                                                                     See accompanying notes to financial statements.


                                                   BIG CONTENT, INC.

                                                STATEMENTS OF CASH FLOWS



 Year ended December 31,                                                                 2001                   2000
 ----------------------------------------------------------------------- ---------------------- ----------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                      $(1,004,032)           $(1,267,225)
 ----------------------------------------------------------------------- ---------------------- ----------------------
    Adjustments to reconcile net loss to net cash provided by (used
       in) operating activities:
         Depreciation and amortization                                                 40,643                 16,413
         Amortization of film costs                                                 1,539,652                838,605
         (Increase) decrease in operating assets:
            Accounts receivable                                                       (42,351)                     -
            Miscellaneous receivables and other current                              (112,500)                     -
            Advances to subsidiaries                                                   20,000                (20,000)
         Increase in operating liabilities:
            Accounts payable and accrued expenses                                     302,854                243,537
 ----------------------------------------------------------------------- ---------------------- ----------------------
               TOTAL ADJUSTMENTS                                                    1,748,298              1,078,555
 ----------------------------------------------------------------------- ---------------------- ----------------------
               NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    744,266               (188,670)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures and product development costs                             (1,395,694)            (1,543,175)
    Other                                                                             (91,971)                     -
 ----------------------------------------------------------------------- ---------------------- ----------------------
               NET CASH USED IN INVESTING ACTIVITIES                               (1,487,665)            (1,543,175)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties                                                     701,164                368,097
    Advances from investor group                                                           -               1,406,000
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                      701,164              1,774,097
 NET CASH PROVIDED BY FINANCING ACTIVITIES
 ----------------------------------------------------------------------- ---------------------- ----------------------
 NET INCREASE (DECREASE) IN CASH                                                      (42,235)                42,252
 CASH, BEGINNING OF YEAR                                                               42,252                      -
 ----------------------------------------------------------------------- ---------------------- ----------------------
 CASH, END OF YEAR                                                           $             17          $      42,252
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                       See accompanying notes to financial statements.

                                BIG CONTENT, INC.

                          NOTES TO FINANCIAL STATEMENTS

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BUSINESS

          The Company manages the creation, distribution (domestically and internationally), and maintenance of all media holdings, including the Company's media library of videotaped boxing events and current original television programming. Media property assets also include the following series:

          o Heavyweight Explosion: This series originated in 1994 and is a successful boxing program. This monthly series is the anchor program of Eurosport's boxing schedule and is seen in over 100 countries each month. It serves as a "farm system" for heavyweight boxers and has been a force behind many of the current top 20 heavyweight boxers.

          o The World Championship Series: This series debuted in 1993 and enjoys a large monthly global television audience. There are usually six events per year distributed to leading networks worldwide.

          o ThunderBox: ThunderBox owns, produces and distributes "ThunderBox," a program which debuted in October 2000 and marks the return of weekly boxing on free domestic television for the first time in over twenty years. Cedric Kushner Promotions, Ltd (see below) promotes all of the boxers on ThunderBox. ThunderBox is centered around a sanctioned heavyweight tournament where the best young boxing prospects compete to be the next "ThunderBox Champion" and the next "Baddest Man on the Planet." Several major corporations are advertisers and sponsors of the program. The ThunderBox experience synthesizes boxing, music, fiction, Internet and interactive elements and is intended to draw viewership from the 18-34 year old demographic segment.

     GOING CONCERN

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since its inception in 2000 through December 31, 2001 the Company has incurred losses totaling approximately $2,271,000. Additionally, at December 31, 2001 the Company's current liabilities exceeded its current assets by approximately $723,000.

     On March 15, 2002, the Company was acquired by Cedric Kushner Boxing, Inc ("CKB"). However, CKB had deficits in working capital and equity at December 31, 2001 and there is substantial doubt about CKB's ability to continue as a going concern unless it is able to obtain additional financing. During the year ended December 31, 2001 CKB has successfully obtained external financing through private placements of convertible debt and CKB has subsequently converted some of the debt to equity. CKB continues to explore sources of additional financing to satisfy its current operating requirements.

     On April 30, 2002, a wholly-owned subsidiary (the "Merger Sub") of Zenascent, Inc. ("Zenascent"), a public company, merged with and into CKB. The Merger Sub ceased to exist and CKB became a wholly-owned subsidiary of Zenascent. Zenascent also has recurring losses and a stockholders' deficit as of January 31, 2002. There can be no assurance that any funds required during the

                                BIG CONTENT, INC.

next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company and CKB to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms.

     To enhance CKB's and the Company's longer term prospects, in April 2002, CKB's management has entered into a strategic co-promotional agreement with another promoter whereby CKB is entitled to a percentage of gross profit on each event it co-promotes. The initial cash outlay for this arrangement is minimal. The Company has also completed a pilot television series which if successful will produce revenue streams into the foreseeable future. There can be no assurance that the co-promotion arrangement or the television series will be successful or that sufficient capital will be available to fund operations. There is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

     REVENUE AND COSTS

     Television series are initially produced for the broadcast networks, cable networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or domestic cable and syndicated television markets (the secondary markets). Revenues from the distribution of television products are recognized when the series are available to telecast.

     Inventories of television products are stated at the lower of unamortized cost or net realized value. Cost principally consists of direct production costs and production overhead. The television series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of total revenues anticipated from all markets. These estimates are revised periodically and losses, if any, are provided in full. Media inventories generally include the unamortized cost of completed television series in production pursuant to a contract of sale.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives, utilizing the straight-line method as follows:

             Website                         3 years
             Set costs                       5 years
             Boxing ring costs               5 years

                                BIG CONTENT, INC.

     INTANGIBLE ASSETS

     As a creator and distributor of sports and entertainment copyrights, the Company has a significant and growing number of intangible assets, including video and television libraries and trademarks. In accordance with generally accepted accounting principles, the Company does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce a copyrighted product, such as the television series, are either expensed as incurred, or capitalized as tangible assets as in the case of inventoriable product costs. However, accounting recognition is not given to any increasing asset value that may be associated with the collection of the underlying copyrighted material. A zero value has been recorded for the intangible assets acquired in the initial capitalization of the Company because in substance the right of ownership did not pass from the creator, CKB, to the Company (see Note
8).

     The Company received a valuation from an independent appraiser who valued the video library as of March 29, 2002 at approximately $1,190,000 (unaudited) and the Heavyweight Explosion, ThunderBox and other related intangible assets at approximately $5,690,000 (unaudited). These amounts are not reflected in the accompanying financial statements.

     LONG-LIVED ASSETS

     Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

     ADVERTISING COSTS

     Advertising costs are expensed as incurred and totaled $20,000 and $11,000 in 2001 and 2000, respectively.

     INCOME TAXES

     The Company utilizes the asset and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

     USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and

                                BIG CONTENT, INC.

assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW ACCOUNTING PRONOUNCEMENTS

     (a) In June 2001, the Financial Accounting Standards Board ("FASB") finalized Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

     SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test within six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No.
142. The Company believes that the adoption of SFAS No. 141 and SFAS No. 142 will not have a material impact on the Company's financial position or results of operations.

     (b) In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ", and amends Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of SFAS No. 144 generally are to be applied prospectively. The Company believes that the adoption of SFAS No. 144 will not have a material impact on the Company's financial position or results of operations.

                                BIG CONTENT, INC.

     2. PREPAID EXPENSES. The Company prepaid expenses for the syndication of the ThunderBox series during 2000 and 2001. These costs cover the syndication of 33 episodes over a 33-month period. These expenses are expensed by the Company as the episodes air at $12,500 per month. As of December 31, 2001, the prepaid expense balance is $112,500.

     3.  MEDIA INVENTORIES. Media inventories consist of:


         December 31, 2001
         --------------------------------------------------------------------
         Film costs -television:
            Released, net of amortization of $1,539,652            $236,870
            Development and pre-production                          130,742
         --------------------------------------------------------------------
               Total media inventories                              367,612
         Less:  Current portion of inventory                        367,612
         --------------------------------------------------------------------
               Total noncurrent media inventories                  $      -
         --------------------------------------------------------------------

     4. PROPERTY AND EQUIPMENT. Property and equipment consist of the following:


         December 31, 2001
         --------------------------------------------------------------------
         Website                                                   $ 25,000
         Set costs                                                  160,000
         Boxing ring costs                                            8,000
         --------------------------------------------------------------------
                                                                     193,000
         Less:  Accumulated depreciation and amortization             46,317
         --------------------------------------------------------------------
                                                                   $ 146,683
         --------------------------------------------------------------------

     5. DUE TO RELATED PARTIES. An affiliated company made noninterest-bearing advances to the Company. There are no specific repayment terms. The proceeds were used for working capital.

     6. FORGIVENESS OF RELATED PARTY DEBT. During the two years ended December 31, 2001, the Company received advances of approximately $376,000 from two related party entities.

          In fiscal 2001, both parties entered into agreements with the Company to substantially forgive the outstanding debt. In the aggregate, the parties agreed to accept principal in the amount of approximately $5,500 and accrued interest of approximately $14,000. The remaining unpaid principal amount was forgiven and, accordingly, the Company has recorded approximately $370,500 as additional paid-in capital.

     7. INCOME TAXES. For the years ended December 31, 2001 and 2000, actual income tax benefit differs from the amount computed by applying the U.S. federal corporate income tax rate of 34% to pre-tax loss, as a result of valuation allowances netted against other potential deferred tax assets.

                                BIG CONTENT, INC.

          The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 2001 are primarily attributable to net operating loss carryforwards.

          At December 31, 2001, the Company has provided a 100% valuation allowance for the deferred tax asset because the ultimate realization of this asset is uncertain.

          At December 31, 2001, the Company has net operating loss carryforwards for Federal tax purposes of approximately $2,271,000, which are available to offset future taxable income, if any, through 2016. Under Federal Tax Law IRC
Section 382, certain significant changes in ownership that the Company recently underwent will restrict the future utilization of these tax loss carryforwards.

     8. INITIAL CAPITALIZATION. On March 25, 2000, the Company entered into an agreement with its founders to issue 10,000,000 shares of its common stock in exchange for their 100% interest in intellectual property rights (i.e., the video library). As a result of the agreement, Big Content owned 100% of the intellectual property rights.

          In addition, the agreement provided CKB with an option to purchase for $5,500,000, 5,500,000 shares (the "Option Shares") of the Company's common stock from two of the founders at any time during a five-year period beginning March 25, 2000. The agreement required minimum payments throughout the year that would have been applied against the price of the option shares. The agreement also gave the right to the same two founders, after March 25, 2005, to put to CKB all the Option Shares not purchased by CKB for $5,500,000.

          As a result of the above call and put options, there was no substantive change in the risks and rewards related to the sale of the intellectual property and thus CKB, the original owner of the intellectual property, retained its ownership responsibilities. As such, the Company has not reflected any amount in its financial statements for these assets.

     9. SALE OF 17% OF THUNDERBOX. During 2000, the Company received an investment totaling approximately $1,406,000 from a third-party investor group. The proceeds were used to fund the Company's ThunderBox television series. The Company and the investor group agreed to create a limited liability company with the assets associated with ThunderBox and for the investor group to acquire 17% of the limited liability company. The agreement also entitles the investor group to receive 40% of the initial $250,000 of distributions made (if any) by the Company. The Company has an option to repurchase the 17% of the limited liability company from the investor group for a price determined by the agreement. The Company has reflected the $1,406,000 as additional paid-in capital as of December 31, 2001.

          In connection with the Zenascent merger on April 30, 2002, the Company agreed to issue 300,000 shares of Zenascent common stock to the investor group.


                                       BIG CONTENT, INC.

                             NOTES TO FINANCIAL STATEMENTS (CONT'D)


     10.  SUPPLEMENTAL CASH FLOW INFORMATION.


                Year ended December 31,                       2001                2000
                --------------------------------------- ------------------- ------------------
                Cash paid during the year for:
                   Interest                                  $  14,192            $       -
                Noncash transactions relating to
                   investing and financing activities:
                      Issuance of common stock to
                        founders in exchange for
                        intellectual property rights                 -              100,000
                      Forgiveness of related party debt        370,479                    -
                --------------------------------------- ------------------- ------------------

     11. SUBSEQUENT EVENT. In March 2002, the Company sold all its outstanding shares to CKB in exchange for cash and CKB common stock which as of April 30, 2002 is convertible into Zenascent common stock as a result of the consummation of the merger between CKB and Zenascent.

                                 ZENASCENT, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information reflects Zenascent, Inc.'s ("Zenascent") acquisition of Cedric Kushner Boxing, Inc. ("CKB"). The Unaudited Pro Forma Consolidated Balance Sheet gives effect to Zenascent's purchase of 100% of the outstanding shares of CKB and subsidiaries on April 30, 2002 and certain adjustments pertaining to the treatment of the purchase as a reverse merger and recapitalization of CKB and subsidiaries as if the merger had occurred on March 31, 2002. As consideration for the merger, Zenascent issued to CKB's stockholders a warrant to purchase 1,000,000 shares of Zenascent Common Stock, a consulting agreement, 399,752 shares of Zenascent Series B Preferred Stock, convertible into approximately 39,975,200 shares of Zenascent Common Stock and 27,923 shares of Zenascent Series C Preferred Stock, convertible into approximately 2,792,300 shares of Zenascent Common Stock. The holders of shares of Series B Preferred Stock and Series C Preferred Stock are entitled to 100 votes per share of Preferred Stock. CKB's stockholders have voting control of Zenascent and therefore the merger was accounted for as a reverse merger. Zenascent's statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 have not been included in the unaudited pro forma consolidated financial information since Zenascent's only operating activities were non-recurring expenses related to the preparation of the Company as a shell and to the consummation of the merger with CKB.

The Unaudited Pro Forma Consolidated Financial Information also reflects CKB's acquisition of Big Content, Inc. ("Big Content") on March 15, 2002. The unaudited consolidated historical balance sheet and statement of operations of CKB as of March 31, 2002 includes the financial position of Big Content as of that date and the results of operations for the period from March 16, 2002 through March 31, 2002. Pro forma adjustments have been made to include Big Content's results of operations from January 1, 2001 through March 15, 2002.

Additionally, there are adjustments for certain financing transactions (all of which occurred between May and June 2002 and were required as part of the Zenascent merger agreement) that are accounted for in the unaudited pro forma consolidated balance sheet as if each had occurred on March 31, 2002 and in the combined statements of operations as if each had occurred on January 1, 2001. The pro forma adjustments are described in the accompanying notes.

The Unaudited Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to represent what Zenascent's financial position and results of operations would actually have been if the aforementioned events had occurred on the date specified or to project Zenascent's financial position at any future date. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the CKB and Big Content consolidated historical financial statements, and the notes thereto, included elsewhere herein.

Zenascent reported its results on a January 31 year-end, whereas CKB reports on a December 31 year-end. Upon consummation of the merger, Zenascent adopted CKB's year-end.


                                                           ZENASCENT, INC.

                                           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



 March 31, 2002                                     Cedric Kushner
                                                     Boxing, Inc.                            Pro forma
                                                     Consolidated        Zenascent, Inc.   Adjustments                   Pro forma
 ------------------------------------------------ --------------------   ---------------  ---------------              ------------
 ASSETS
 CURRENT:

    Cash                                            $  (258,648)         $     1,750       $    795,500      (3)       $   538,602
    Accounts receivable, net                            161,555                    -                  -                    161,555
    Note receivable                                     250,000              296,500           (296,500)     (6)           250,000
    Media inventories                                   343,239                    -                  -                    343,239
    Other current assets                                141,250                    -                  -                    141,250
                                                      ----------          -----------        ----------     ------      ----------
         TOTAL CURRENT ASSETS                           637,396              298,250            499,000                  1,434,646
 PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
    DEPRECIATION                                        359,609                    -                                       359,609
 NONCURRENT MEDIA INVENTORIES                         6,521,533                    -                  -                  6,521,533
 PREPAID SIGNING BONUSES, NET OF ACCUMULATED
    AMORTIZATION                                         52,854                    -                  -                     52,854
 PREPAID MERGER COSTS                                   599,778                    -                  -                    599,778
 GOODWILL AND OTHER INTANGIBLES, NET                    278,660                    -                  -                    278,660
                                                      ----------          -----------        ----------     ------      ----------
                                                     $8,449,830           $  298,250        $    499,000               $ 9,247,080
                                                      ----------          -----------        ----------     ------      ----------
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 CURRENT LIABILITIES:
    Accounts payable and accrued expenses            $ 3,079,516         $   640,764                  -                $ 3,720,280
    Line of credit                                       248,270                   -                  -                    248,270
    Loans payable                                        247,500                   -                  -                    247,500
    Due to stockholder                                   186,455                   -                  -                    186,455
    Convertible debt, net of unamortized
       discount                                          191,129             650,000           (365,691)    (3,4,5)        475,438
    Current maturities of long-term debt                 813,091                   -            (36,500)      (1,6)        776,591
                                                      ----------          -----------        ----------     ------      ----------
         TOTAL CURRENT LIABILITIES                     4,765,961           1,290,764           (402,191)                 5,654,534
 LONG-TERM DEBT                                        1,270,149                   -          2,340,000         (1)      3,610,149
 DEFERRED REVENUES                                       217,701                   -                  -                    217,701
                                                      ----------          -----------        ----------     ------      ----------
         TOTAL LIABILITIES                             6,253,811           1,290,764          1,937,809                  9,482,384
                                                      ----------          -----------        ----------     ------      ----------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock; Series A convertible                      -                1,350                 -                      1,350
    Preferred stock; Series B convertible                      -                    -             3,998         (1)          3,998
    Preferred stock; Series C convertible                      -                    -               279         (1)            279
    Common stock                                              10              100,090            10,130         (2)        110,230
    Treasury stock, at cost                                    -             (251,848)                -                   (251,848)
    Additional paid-in capital                         8,967,563           26,309,784       (28,001,797)  (1,2,3,5)      7,275,550
    Accumulated deficit                               (6,771,554)         (27,151,890)       26,548,581     (1,2,5)     (7,374,863)
                                                      ----------          -----------        ----------     ------      ----------
          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)         2,196,019             (992,514)       (1,438,809)                  (235,304)
                                                      ----------          -----------        ----------     ------      ----------
                                                      $8,449,830         $    298,250      $    499,000                $ 9,247,080
                                                      ----------          -----------        ----------     ------      ----------



                                                 ZENASCENT, INC.

                             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                                                                  Cedric
                                      Cedric                      Kushner
                                     Kushner     Big Content,  Boxing, Inc.    Pro forma
 YEAR ENDED DECEMBER 31, 2001      Boxing, Inc.      Inc.      Consolidated   Adjustments      Pro forma
 ---------------------------------------------------------------------------------------------------------------
 REVENUES:
   Fight revenues                $ 3,685,560     $        -     $ 3,685,560    $      -       $ 3,685,560
   Television rights and fees     13,200,569      1,455,945      14,656,514           -        14,656,514
   Litigation revenue              1,266,359              -       1,266,359           -         1,266,359
   Advertising revenue                     -        364,279         364,279           -           364,279
   Other                              11,190              -          11,190           -            11,190
 ---------------------------------------------------------------------------------------------------------------
     TOTAL REVENUES               18,163,678      1,820,224      19,983,902           -        19,983,902
 ---------------------------------------------------------------------------------------------------------------
 OPERATING EXPENSES:
   Cost of revenues               15,733,176      2,562,620      18,295,796           -        18,295,796
   General and administrative      1,674,823        206,801       1,881,624           -         1,881,624
   Amortization of signing
     bonuses                         368,554              -         368,554           -           368,554
   Depreciation and amortization      43,353         40,643          83,996           -            83,996
   Interest expense                  260,283         14,192         274,475      79,550(4)        354,025
 ---------------------------------------------------------------------------------------------------------------
     TOTAL EXPENSES               18,080,189      2,824,256      20,904,445      79,550        20,983,995
 ---------------------------------------------------------------------------------------------------------------
     INCOME (LOSS) FROM
       OPERATIONS                     83,489     (1,004,032)       (920,543)    (79,550)       (1,000,093)
 ---------------------------------------------------------------------------------------------------------------
 NET INCOME (LOSS)               $    83,489    $(1,004,032)    $  (920,543)   $(79,550)      $(1,000,093)
 ---------------------------------------------------------------------------------------------------------------


 ----------------------------------------------------------------------------------------------------------
 Weighted average common shares outstanding (basic and diluted)                                  8,442,992
 Loss applicable to common stock:
    Net loss                                                                                   $(1,000,093)
    Preferred stock dividend -
      Series A                                                                                     (18,642)
 ----------------------------------------------------------------------------------------------------------
  Loss applicable to common stock                                                              ($1,018,735)
                                                                                               ------------
    Net Loss per share (basic and diluted)                                                          $(0.12)
                                                                                               ------------
 ----------------------------------------------------------------------------------------------------------



                                              ZENASCENT, INC.

                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONT'D)


                                                                  Cedric
                                                                  Kushner
                                       Cedric                     Boxing,
   FOR THE THREE MONTHS ENDED         Kushner     Big Content,     Inc.        Pro forma
       MARCH 31, 2002               Boxing, Inc.      Inc.      Consolidated  Adjustments       Pro forma
 ---------------------------------------------------------------------------------------------------------
 REVENUES:
   Fight revenues                 $   929,460     $         -   $   929,460   $       -    $     929,460
   Television rights and fees       5,489,008          32,400     5,521,408           -        5,521,408
   Advertising revenue                 19,158          20,990        40,148           -           40,148
   Other                                8,520               -         8,520           -            8,520
 ---------------------------------------------------------------------------------------------------------
     TOTAL REVENUES                 6,446,146          53,390     6,499,536           -        6,499,536
 ---------------------------------------------------------------------------------------------------------
 OPERATING EXPENSES:
   Cost of revenues                 5,815,619       1,203,441     7,019,060           -        7,019,060
   General and administrative         573,024           1,543       574,567           -          574,567
   Amortization of signing bonuses      3,000               -         3,000           -            3,000
   Depreciation and amortization       11,250          12,667        23,917           -           23,917
   Interest expense                   143,570               -       143,570     523,759 (4,5)    667,329
 ---------------------------------------------------------------------------------------------------------
     TOTAL EXPENSES                 6,546,463       1,217,651     7,764,114     523,759        8,287,873
 ---------------------------------------------------------------------------------------------------------
 NET LOSS                          $ (100,317)    $(1,164,261)  $(1,264,578)  $ (523,759)    $(1,788,337)
 ---------------------------------------------------------------------------------------------------------


 ---------------------------------------------------------------------------------------------------------
 Weighted average common shares outstanding (basic and diluted)                              10,287,471
 Loss applicable to common stock:
    Net loss                                                                                 $(1,788,337)
    Preferred stock dividend -
      Series A                                                                                   (8,100)
 ---------------------------------------------------------------------------------------------------------
 Loss applicable to common stock                                                             $(1,796,437)
 ---------------------------------------------------------------------------------------------------------
 Net loss per share (basic and diluted)                                                           ($0.17)
 ---------------------------------------------------------------------------------------------------------

                                 ZENASCENT, INC.

                         UNAUDITED PRO FORMA ADJUSTMENTS

                                                       Debit             Credit

  1.    Additional paid-in capital                 $  2,604,777
        Preferred stock, Series B convertible                         $    3,998
        Preferred stock, Series C convertible                         $      279
        Current maturities of long-term debt                          $  260,000
        Long-term debt                                                $2,340,000

To record issuance of (i)399,752 shares of Zenascent, Inc. ("Zenascent") Series B convertible preferred stock, which are convertible into approximately 39,975,200 shares of Zenascent common shares, (ii)27,923 shares of Zenascent preferred stock, Series C convertible into approximately 2,792,300 shares of Zenascent common shares, (iii) a warrant to purchase 1,000,000 shares of Zenascent common shares and a (iv)commitment to pay $5,000 per week for ten years all in exchange for the outstanding common shares of Cedric Kushner Boxing, Inc. ("CKB"). The commitment has been recorded as additional purchase price.

The acquisition has been accounted for as a reverse acquisition under the purchase method of business combinations. The combination of the two companies is recorded as a re-capitalization of CKB pursuant to which CKB is treated as the continuing entity.


  2.    Common stock                               $         10
        Additional paid in capital                 $ 27,151,880
        Accumulated deficit                                          $27,151,890

To eliminate the common stock of CKB and the accumulated deficit of Zenascent.

  3.    Cash                                       $    795,500
        Debt discount                              $    794,500
        Convertible debt                                             $   795,500
        Additional paid-in capital                                   $   794,500

To record additional financing raised subsequent to March 31, 2002, as part of the terms of the merger agreement and the related debt discount and beneficial conversion feature.

  4.    Interest expense (12 months)               $     79,550
        Interest expense (3 months)                $     19,888
        Convertible debt                                             $    99,438

To record interest on $795,500 of convertible debt from January 1, 2001.

                                ZENASCENT, INC.

 5.     Interest                                   $    503,871
        Convertible debt                           $    970,000
          Common stock                                               $    10,140
          Additional paid-in capital                                 $   959,860
          Debt discount                                              $   503,871

To record the conversion by the debt holders of convertible debt of $525,000 into approximately 569,027 shares of Zenascent common stock and the automatic conversion of an additional $595,000 of convertible debt into 595,000 shares of Zenascent common share in relation to financing raised as part of the Zenascent merger. The associated debt discount has accordingly been expensed.

 6.     Current maturities of long-term debt       $    296,500
          Note receivable                                             $  296,500

         To eliminate note receivable due from CKB.

(c)  Exhibits:

     EXHIBIT  DESCRIPTION

     2.1* Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo, was previously filed with the Securities and Exchange Commission as Exhibit 2.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

     2.2* Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

     3.1* Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

     3.2* Certificate of Designation, Preferences and Rights of Series C Convertible Redeemable Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

     10.1* Warrant to Purchase 1,000,000 shares of Common Stock, par value $0.01 per share, issued by Zenascent, Inc., to Livingston Investments, LLC as of April 30, 2002.

     10.2* Promissory Note, in the original principal amount of $1,000,000, dated as of March 15, 2002, by Cedric Kushner Boxing, Inc., in favor of Mackin Charitable Remainder Trust.

     10.3* Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and Cedric Kushner, regarding the conversion of the Series B Convertible Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. Kushner.

     10.4* Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and James DiLorenzo, regarding the conversion of the Series B Convertible Preferred Stock, par value $0.01 per share, and Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. DiLorenzo.

     10.5* Letter Agreement, dated as of April 25, 2002, by and between Zenascent, Inc. and Livingston Investments, LLC, regarding the conversion of the Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., and the exercise of the Warrant to purchase 1,000,000 shares of Common Stock, par value $0.01 per share, of Zenascent, Inc., held by Livingston Investments, LLC.

     10.6* Consulting Agreement, dated as of April 30, 2002, by and among Zenascent, Inc., Big Content, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner Boxing, Inc. and Livingston Investments, LLC.

     10.7* Distribution and Purchase Agreement, dated as of April 30, 2002, by and among Cedric Kushner, James DiLorenzo and Livingston Investments, LLC.

     10.8* Pledge and Security Agreement, dated as of March 15, 2002, by and among Big Content, Inc., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

     10.9* Consulting Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Investor Relations Services, Inc.

     10.10* Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Summit Trading Limited.

     10.11* Consulting Agreement, dated as of May 1, 2002, by and between Zenascent, Inc. and Steven Angel.

     10.12* Form of Note and Warrant Purchase Agreement, between Cedric Kushner Promotions, Ltd. and various investors, entered into between September 2001 through January 2002.

     10.13* Form of Promissory Note, by Cedric Kushner Promotions, Ltd. and in favor of various investors, entered into between September 2001 through January 2002.

     10.14* Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between September 2001 and January 2002.

     10.15* Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.18 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     10.16* Form of Promissory Note, by Zenascent, Inc. and in favor of various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as
             Exhibit 10.19 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     10.17* Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.20 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     10.18* Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.25 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     10.19* Form of Promissory Note, by Zenascent, Inc. and in favor of various investors between March 2002 and May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.26 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     10.20* Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.27 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

     99.1* Press Release dated February 25, 2002 announcing the execution of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Amended and Restated Agreement to Merge With One of the World's Most Successful Boxing Promoters, Cedric Kushner Boxing, Inc."), was previously filed with the Securities and Exchange Commission as
             Exhibit 99.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

     99.2* Press Release dated March 11, 2002 announcing the execution of the Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC ("Zenascent, Inc. Announces Signing of Merger Agreement Between Cedric Kushner Boxing, Inc. and Big Content, Inc.").

     99.3* Press Release dated May 1, 2002 announcing the closing of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Closing of Merger with Cedric Kushner Boxing, Inc."). -----------

-----------------------
* Previously filed as part of this Current Report on Form 8-K on May 15, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ZENASCENT, INC.


                                         By:   /s/ Cedric Kushner
                                               ------------------------
                                               Name:  Cedric Kushner
                                               Title:  President


Date:  July 16, 2002